For Immediate Release Contact:
Dennis Craven (Company) Chief Financial Officer (561) 227-1386	Jerry Daly Daly Gray, Inc. (Media) (703) 435-6293

Chatham Lodging Trust Announces Fourth Quarter Results

Strong Operating Performance and Opportunistic Acquisitions Drive Growth

PALM BEACH, Fla., February 19, 2013—Chatham Lodging Trust (NYSE: CLDT), a hotel real estate investment trust (REIT) that owns wholly or through its joint venture approximately $1.5 billion of premium-branded, upscale, extended-stay and select-service hotels, today announced results for the quarter ended December 31, 2012.

In addition, the company also provided its initial earnings guidance for 2013.

Fourth Quarter 2012 Highlights

•	Hotel RevPAR – Rose 7.6 percent to $102. Excluding Hurricane Sandy effects, RevPAR grew 5.6 percent.

•	Adjusted EBITDA – Increased 10.3 percent to $8.4 million.

•	Adjusted FFO – Improved 12.6 percent. Adjusted FFO per diluted share rose to $0.21

•	Comparable GOP Margins – Advanced 150 basis points to 42.4 percent.

•	Joint Venture Investment –Received distributions of $0.3 million in the fourth quarter, bringing total distributions to $21.2 million or 57.3 percent of Chatham’s initial investment in the joint venture.

Consolidated Financial Results

The following is a summary of the consolidated financial results ($ in millions, except RevPAR, ADR, occupancy and per share amounts):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
RevPAR	$102	$95	$107	$99
ADR	$130	$126	$131	$126
Occupancy	78.7%	75.6%	81.8%	78.5%
Adjusted EBITDA	$8.4	$7.6	$40.9	$22.6
Comparable GOP Margin	42.4%	40.9%	44.6%	42.9%
Comparable Hotel EBITDA Margin	34.4%	33.7%	37.4%	35.8%
Net loss	$(2.4)	$(6.2)	$(1.5)	$(9.1)
AFFO	$2.9	$2.6	$18.1	$11.9
AFFO per diluted share	$0.21	$0.19	$1.30	$0.89

Strong Internal Growth Drives Gains in 2012

“We generated excellent operating results in the fourth quarter with RevPAR improving 7.6 percent, and all other metrics continuing to show nice gains,” said Jeffrey H. Fisher, Chatham’s president and CEO. “Our results were aided with increased room demand from emergency personnel and displaced residents caused by Hurricane Sandy at our New York-area hotels, especially our Residence Inn on Long Island. Our extended-stay hotels allow us to capitalize on opportunities to enhance revenue over a longer duration, providing special long-term room rates for emergency crews and displaced residents in tandem with standard rates for our conventional short- and long-term guests.

“Supplementing our fourth quarter performance was continued RevPAR growth in our joint-venture portfolio that exceeded industry averages,” Fisher highlighted. “This, along with our wholly owned portfolio results, produced double digit increases in fourth quarter 2012 EBITDA and FFO.

“We remain confident that our business plan will continue to generate superior shareholder returns through investing in high quality, premium-branded hotels in high-barrier-to-entry markets acquired at attractive prices that can benefit from strategic asset management and experienced operators. Our 2012 results validate that strategy, which resulted in above industry average RevPAR growth and strong operating results,” Fisher stated. “Comparable hotel gross operating profits improved 12.4 percent on RevPAR growth of 8.0 percent, which equates to a healthy 1.6 times operating leverage. Combined with the strong performance within our joint venture, our core investment portfolio generated 81 percent growth in adjusted EBITDA and 52 percent growth in adjusted FFO for the full year.”

Joint Venture Results Exceeded Expectations

Chatham holds a 10.3 percent interest in a joint venture (JV) with affiliates of Cerberus Capital Management, L.P. that currently owns a 55-hotel portfolio, comprising 7,282 rooms. The company received distributions of $0.3 million from the joint venture attributed to cash flow from operations during the 2012 fourth quarter, bringing total distributions to Chatham of $21.2 million year-to-date.

“The joint venture’s portfolio performance has been outstanding,” Fisher said. “Chatham’s net investment in the portfolio is now approximately $15.8 million, with the JV contributing adjusted FFO of $3.7 million for full year 2012. We expect that figure to rise in 2013. Our returns have been extremely gratifying.”

Acquisitions

During the 2012 fourth quarter, the company acquired the recently opened 122-room Hampton Inn Portland Downtown – Waterfront Hotel in Portland, Maine for $28 million. The purchase included an adjacent, sizeable land parcel which can be sold or used for future development of a hotel, office, retail or residential units. The hotel is located in the Old Port district and offers nearby access to downtown Portland’s waterfront, historical attractions, boutiques, many restaurants and bars. The hotel is the #1 rated hotel on TripAdvisor for the Portland market, which is one of New England’s top travel destinations.

Subsequent to the fourth quarter, the company acquired the 197-room Courtyard by Marriott Houston Medical Center hotel for $34.75 million, adjacent to the world’s largest medical complex, the Texas Medical Center. The hotel is proximate to Rice University, the University of Houston, Texas Southern University, the Houston museum complex comprised of 19 museums, and the 445-acre Hermann Park and Houston Zoo. The hotel is less than a mile from Reliant Park, North America’s largest and most versatile event venue complex.

“These two, high-quality hotels are in great locations within premier markets that possess very favorable dynamics looking ahead,” commented Peter Willis, Chatham’s chief investment officer. “Both hotels have excellent upside potential. We maintain an active pipeline and will continue to make accretive acquisitions as conditions allow.”

Capital Structure

As of December 31, 2012, the company had debt outstanding of $239.2 million at an average interest rate of 5.0 percent. Net debt was $234.8 million at December 31, 2012. Chatham’s leverage ratio currently is 51 percent based on the company’s hotel investments at cost.

During the fourth quarter, the company amended its $115 million senior secured revolving credit facility. The amendment extends the maturity date to November 5, 2015, and includes an option to extend the maturity by an additional year. Other key amended terms reduce the company’s borrowing costs under the credit facility by approximately 250 basis points and lowers the minimum fixed-charge coverage ratio to 1.5 times.

After the close of the fourth quarter, the company refinanced approximately $80 million in mortgage loans on the Residence Inn by Marriott hotels in San Diego, Calif., and Tysons Corner, Va., as well as the Homewood Suites by Hilton on the Riverwalk in San Antonio, Texas. The three, 10-year loans, individually collateralized by the hotels, carry a fixed-interest rate of approximately 4.6 percent, with principal and interest based on a 30-year amortization. The previous loans on the three properties carried an average interest rate of approximately 6 percent. As a result, the company reduced the weighted average rate on its fixed-rate debt by approximately 80 basis points to 5.18 percent and extended the weighted average maturity on its fixed-rate debt to late 2020 from 2017. The company has no significant loan maturities until 2016. Additionally, the company repaid the approximate $19 million loan balance outstanding on its Washington, D.C. hotel using borrowings under the company’s revolving secured credit facility.

“We appreciate the support of our bank group through these refinancing efforts, which have significantly reduced our borrowing costs, augmented our earnings power and shifted our debt maturity well into the future,” said Dennis Craven, Chatham’s chief financial officer. “With new supply expected to remain at historically low levels and lodging demand expected to continue its rise in the foreseeable future, we anticipate that our revised debt structure will generate incremental cash flow available for distribution to our shareholders.”

Also after the end of the fourth quarter, the company completed an offering of approximately 3.6 million common shares at $14.70 per share, generating gross proceeds of approximately $53 million. Proceeds from the offering were used to repay debt under the company’s senior secured revolving credit facility, including debt incurred in connection with the company’s $28 million acquisition of the Hampton Inn Portland Downtown – Waterfront in Portland, Maine, as well as the $34.75 million acquisition of the Courtyard by Marriott Houston Medical Center in Houston, Texas.

Hotel Renovations/Upgrades

The company commenced the renovation of its Residence Inn in Anaheim, Calif., during the fourth quarter, but delayed the start of the renovation at its Residence Inn in New Rochelle, N.Y., until January to help meet the needs of displaced residents and emergency workers following Hurricane Sandy. Both renovations are scheduled for completion towards the end of the first quarter of 2013.

As previously announced, the company has commenced the rebranding of the former 105-room DoubleTree by Hilton Washington, D .C. hotel in Foggy Bottom, located at 801 New Hampshire Ave. N.W. The hotel will become a Residence Inn upon concluding renovations scheduled for completion in the 2013 second quarter.

Dividend

Chatham currently pays a monthly dividend of $0.07 per common share, the only public lodging REIT to pay a dividend that frequently. The annualized dividend of $0.84 per common share represents a dividend yield of 5.0 percent, one of the highest in the industry, based on the company’s commons share closing price of $16.78 at the close of business on February 15, 2013.

2013 Guidance

The company provides guidance, but does not undertake to update it for any developments in its business. Achievement of the results is subject to the risks disclosed in the company’s filings with the Securities and Exchange Commission. RevPAR growth for 2013 is adversely impacted approximately 160 basis points due to guest displacement associated with the rebranding of the Washington DC hotel and the incremental business in 2012 from Hurricane Sandy. The company’s guidance is presented below for key items:

	Q1 2013	2013 Forecast
RevPAR	$99-$101	$110-$111
RevPAR growth	+3-5%	+4-5%
Net income (loss)	$(1.9)-$(1.7) M	$5.7-$6.7 M
Net income (loss) per diluted share	$(0.11)-$(0.10)	$0.33-$0.39
Adjusted EBITDA	$8.8-$9.2 M	$47.0-$48.0 M
Adjusted funds from operation (“FFO”)	$3.9-$4.4 M	$27.4-$28.4 M
Adjusted FFO per diluted share	$0.23-$0.25	$1.58-$1.64
Hotel EBITDA margins	33-34%	37.5-38.0%
Corporate cash administrative expenses	$1.5 M	$6.0 M
Corporate non-cash administrative expenses	$0.6 M	$2.4 M
Interest expense	$2.5 M	$10.0 M
Non-cash amortization of deferred fees	$0.3 M	$1.2 M
Acquisition costs and other charges	$1.0 M	$1.0 M
Weighted average shares outstanding	17.5 M	17.5 M

Funds from operations (FFO), Adjusted FFO (AFFO), EBITDA and Adjusted EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. See the discussion included in this press release for information regarding these non-GAAP financial measures.

Earnings Call

The company will hold its fourth quarter 2013 conference call tomorrow, February 20, 2013, at 11:30 a.m. Eastern Time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Chatham’s Web site, www.chathamlodgingtrust.com, or www.streetevents.com, or may participate in the conference call by dialing 1-877-941-9205, reference number 4594716. A recording of the call will be available by telephone until midnight on Wednesday, February 26, 2013, by dialing 1-800-406-7325, reference number 4594716. A replay of the conference call will be posted on Chatham’s website.

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised REIT that was organized to invest in upscale extended-stay hotels and premium-branded, select-service hotels. The company owns interests in 75 hotels acquired for approximately $1.5 billion, comprised of 20 hotels it wholly owns with an aggregate of 2,733 rooms/suites in 11 states and the District of Columbia and holds a minority investment in a joint venture that owns 55 hotels with an aggregate of 7,282 rooms/suites. Additional information about Chatham may be found at www.chathamlodgingtrust.com.

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, and (4) Adjusted EBITDA. These non-GAAP financial measures could be considered along with, but not as alternatives to, net income or loss, cash flows from operations or any other measures of the company’s operating performance prescribed by GAAP.

FFO As Defined by NAREIT and Adjusted FFO

 The company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment write-downs, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. The company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the performance of its underlying hotel properties. The company believes that these items are more representative of its asset base and its acquisition and disposition activities than its ongoing operations, and that by excluding the effects of the items, FFO is useful to investors in comparing its operating performance between periods and between REITs that also report FFO in accordance with the NAREIT definition.

The company further adjusts FFO for certain additional items that are not in NAREIT’s definition of FFO, including acquisition transaction costs or other charges and adjustments for unconsolidated partnerships and joint ventures. The company believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that make similar adjustments to FFO.

EBITDA and Adjusted EBITDA

The company calculates EBITDA as net income or loss excluding interest expense; provision for income taxes, including income taxes applicable to sale of assets; depreciation and amortization; and after adjustments for unconsolidated partnerships and joint ventures. The company believes EBITDA is useful to investors in evaluating its operating performance because it helps investors compare the company’s operating performance between periods and between REITs that report similar measures by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, the company uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The company further adjusts EBITDA for certain additional items, including acquisition transaction costs and other charges, non-cash share-based compensation and adjustments for unconsolidated partnerships and joint ventures, which it believes are not indicative of the performance of its underlying hotel properties. The company believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.

Although the company presents FFO, Adjusted FFO, EBITDA and Adjusted EBITDA because it believes they are useful to investors in comparing the company’s operating performance between periods and between REITs, these measures have limitations as analytical tools. Some of these limitations are:

•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, the company’s working capital needs;

•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect funds available to make cash distributions;

•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the company’s debts;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need to be replaced in the future, and FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	non-cash compensation is and will remain a key element of the company’s overall long-term incentive compensation package, although the company excludes it as an expense when evaluating its operating performance for a particular period using adjusted EBITDA;

•	Adjusted FFO and Adjusted EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters the company considers not to be indicative of the underlying performance of its hotel properties; and

•	Other companies in the company’s industry may calculate FFO, Adjusted FFO, EBITDA and Adjusted EBITDA differently than the company does, limiting their usefulness as a comparative measure.

The company’s reconciliation of FFO, Adjusted FFO, EBITDA and Adjusted EBITDA to net income (loss) attributable to common shareholders, as determined under GAAP, is set forth below.

Forward-Looking Statement Safe Harbor

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at the company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the company’s indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the company’s ability to maintain its properties in a first-class manner, including meeting capital expenditure requirements; the company’s ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the company’s ability to complete acquisitions and dispositions; and the company’s ability to continue to satisfy complex rules in order for the company to remain a REIT for federal income tax purposes and other risks and uncertainties associated with the company’s business described in the company’s filings with the SEC. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of February 19, 2013, and the company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

CHATHAM LODGING TRUST
Consolidated Balance Sheets
(In thousands, except share and per share data)
	December 31,	December 31,
	2012	2011
Assets:
Investment in hotel properties, net	$426,074	$402,815
Cash and cash equivalents	4,496	4,680
Restricted cash	3,344	5,299
Investment in unconsolidated real estate entities	13,362	36,003
Hotel receivables (net of allowance for doubtful accounts of $28 and $17,
respectively)	2,098	2,057
Deferred costs, net	6,188	6,350
Prepaid expenses and other assets	1,930	1,502

Total assets	$457,492	$458,706

Liabilities and Equity:
Debt	$159,746	$161,440
Revolving credit facility	79,500	67,500
Accounts payable and accrued expenses	8,759	10,184
Distributions payable	2,875	2,464

Total liabilities	250,880	241,588

Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares
authorized and unissued at December 31, 2012 and 2011	-	-
Common shares, $0.01 par value, 500,000,000 shares authorized;
13,909,822 and 13,908,907 shares issued and outstanding, respectively at
December 31, 2012 and 13,820,854 and 13,819,939 shares issued and outstanding,
respectively at December 31, 2011	137	137
Additional paid-in capital	240,355	239,173
Accumulated deficit	(35,491)	(23,220)

Total shareholders' equity	205,001	216,090

Noncontrolling Interests:
Noncontrolling Interest in Operating Partnership	1,611	1,028
Total equity	206,612	217,118

Total liabilities and equity	$457,492	$458,706

CHATHAM LODGING TRUST
Consolidated Statements of Operations
(In thousands, except share and per share data)
	For the three months ended		For the year ended
	December 31,		December 31,
	2012	2011	2012	2011
Revenue:
Room	$22,788	$21,133	$94,566	$70,421
Other operating	1,026	996	4,276	2,675
Cost reimbursements from unconsolidated real estate entities	462	—	1,622	—

Total revenue	24,276	22,129	100,464	73,096

Expenses:
Hotel operating expenses:
Room	5,231	5,147	20,957	16,011
Other operating	8,605	7,940	34,073	26,156
Total hotel operating expenses	13,836	13,087	55,030	42,167
Depreciation and amortization	3,412	3,324	14,273	11,971
Property taxes and insurance	1,914	1,598	7,088	5,321
General and administrative	2,165	1,522	7,565	5,802
Hotel property acquisition costs	128	4,119	236	7,706
Reimbursed costs from unconsolidated real estate entities	462	—	1,622	—

Total operating expenses	21,917	23,650	85,814	72,967

Operating income (loss)	2,359	(1,521)	14,650	129
Interest and other income	1	4	55	22
Interest expense, including amortization of deferred fees	(3,338)	(3,687)	(14,641)	(8,190)
Loss from unconsolidated real estate entities	(1,382)	(997)	(1,439)	(997)

Loss before income tax expense	(2,360)	(6,201)	(1,375)	(9,036)
Income tax benefit (expense)	(14)	6	(75)	(69)
Net loss	$(2,374)	$(6,195)	$(1,450)	$(9,105)

Loss per Common Share — Basic:
Net income (loss) attributable to common shareholders	$(0.18)	$(0.45)	$(0.12)	$(0.69)

Loss per Common Share — Diluted:
Net income (loss) attributable to common shareholders	$(0.18)	$(0.45)	$(0.12)	$(0.69)

Weighted average number of common shares outstanding:
Basic	13,822,021	13,768,910	13,811,691	13,280,149
Diluted	13,822,021	13,768,910	13,811,691	13,280,149

CHATHAM LODGING TRUST
	FFO and EBITDA
(In thousands, except share and per share data)
	For the three months ended		For the year ended
	December 31,		December 31,
	2012	2011	2012	2011
Funds From Operations (“FFO”):
Net loss	$(2,374)	$(6,195)	$(1,450)	$(9,105)
Loss (gain) on the sale of assets within the unconsolidated real estate entity	225	—	(257)	—
Depreciation	3,393	3,306	14,198	11,909
Adjustments for unconsolidated real estate entity items	1,553	900	5,340	900

FFO	2,797	(1,989)	17,831	3,704
Hotel property acquisition costs and other charges	128	4,119	236	7,706
Adjustments for unconsolidated real estate entity items	7	473	49	473
Adjusted FFO	$2,932	$2,603	$18,116	$11,883

Weighted average number of common shares
Basic	13,822,021	13,768,910	13,811,691	13,280,149
Diluted	13,995,626	13,768,910	13,937,726	13,324,584
	For the three months ended		For the year ended
	December 31,		December 31,
	2012	2011	2012	2011

Earnings Before Interest, Taxes,
Depreciation and Amortization (“EBITDA”):
Net loss	$(2,374)	$(6,195)	$(1,450)	$(9,105)
Interest expense	3,338	3,687	14,641	8,190
Income tax expense (benefit)	14	(6)	75	69
Loss (gain) on the sale of assets within the unconsolidated real estate entity	225	—	(257)	—
Depreciation and amortization	3,412	3,324	14,273	11,971
Adjustments for unconsolidated real estate entity items	3,082	1,773	11,319	1,773
EBITDA	7,697	2,583	38,601	12,898
Hotel property acquisition costs and other charges	128	4,119	236	7,706
Adjustments for unconsolidated real estate entity items	7	473	49	473
Share based compensation	519	393	2,004	1,571
Adjusted EBITDA	$8,351	$7,568	$40,890	$22,648